Miles & Stockbridge,
a Professional Corporation
10 Light Street
Baltimore, Maryland  21202




                              January 20, 1994



The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland  21286

Ladies and Gentlemen:

     We have acted as counsel to The Black & Decker Corporation, a Maryland corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-3 (Reg. No. 33-49361) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in respect of the Corporation's Debt Securities to be issued from time to time pursuant to Rule 415 under the Act and the offer and sale of $250,000,000 aggregate principal amount of the Corporation's 7% Notes due February 1, 2006 (the "Notes"). In this capacity we have reviewed the Charter and By-Laws of the Corporation, the Indenture dated as of March 24, 1993, by and between the Corporation and Security Trust Company, National Association, as Trustee (as supplemented or modified by the Trust Indenture Act of 1939, collectively, the "Indenture"), the Registration Statement including the exhibits thereto, the Current Report on Form 8-K of the Corporation dated the date hereof, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Debt Securities and the Notes and such certificates and other documents as we deemed necessary or advisable for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Notes to be issued by the Corporation have been duly and validly authorized, and upon proper execution, authentication and delivery in accordance with the Indenture, the Notes will have been legally issued and will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Corporation's Current Report on Form 8-K dated the date hereof. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under

The Black & Decker Corporation
January 20, 1994
Page 2


Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              Miles & Stockbridge,
                              a Professional Corporation